ABLE LABORATORIES GRAPHIC OMITTED



Company Contact:
Investor Relations
(609) 495-2800
Email: IR@ablelabs.com

                     Able Laboratories, Inc. Receives Notice
                    of Delisting from The Nasdaq Stock Market

Cranbury, NJ, July 22, 2005 - Able Laboratories, Inc. (NASDAQ: ABRXQ) today announced that it received notice from The Nasdaq Stock Market, Listing Qualifications Department that the staff had determined that the company's securities should be delisted from The Nasdaq Stock Market. Effective as of the opening of business on July 21, 2005, the trading symbol for the Company's common stock was changed from "ABRX" to "ABRXQ." The company's securities will be delisted at the opening of business on July 28, 2005. The company currently does not plan to appeal the staff's determination.

The staff's determination, by letter dated July 19, 2005, was based on Nasdaq Marketplace Rule 4450, which provides generally that Nasdaq may suspend or terminate an issuer's securities should an issuer file under any of the sections of the U.S. Bankruptcy Code, and Nasdaq Marketplace Rule 4300, which gives Nasdaq discretionary authority over continued inclusion of securities in The Nasdaq Stock Market. The staff noted that its determination was based on the following factors: the company's filing on July 18, 2005 of a petition to reorganize under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey, Trenton Division, the staff's concerns regarding the residual equity interest of the existing listed securities holders and concerns about the company's ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market.

Further information on the company may be found on the company's web site, www.ablelabs.com.This release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the company's current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this release. Forward-looking statements include information concerning the company's possible or assumed future operations. These statements often include words such as "expect," "plan," "believe," "anticipate," "intend," "estimate" or similar expressions. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although the company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect actual results, which could differ materially from the forward-looking statements.

These factors include, but are not limited to, uncertainty regarding the company's ability to continue as a going concern; uncertainty regarding court approval of the company's first day motions and other motions made by it from time to time; uncertainty regarding the company's ability to develop and consummate one or more plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the bankruptcy case to a chapter 7 case; the ultimate effect on the company of the pending inspectional observations from the FDA to the company; and the uncertainty relating to the ability of the company to recommence manufacturing operations and ship new products or that its ANDA filings and approvals will be completed and obtained, and the company's ability to obtain ongoing financing, and various other factors beyond the company's control. All future written and oral forward-looking statements made by the company or persons acting on the company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the company's ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.